UNITED STATES OF AMERICA
BEFORE THE
BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
WASHINGTON, D.C.

Written Agreement by and between SOUTHERN COMMUNITY FINANCIAL CORPORATION Winston-Salem, North Carolina and FEDERAL RESERVE BANK OF RICHMOND Richmond, Virginia	Docket No. 11-076-WA/RB-HC

WHEREAS, Southern Community Financial Corporation, Winston-Salem, North Carolina ("SCFC"), a registered bank holding company, owns and controls Southern Community Bank and Trust, Winston-Salem, North Carolina (the "Bank"), a state-chartered nonmember bank, and various nonbank subsidiaries;

WHEREAS, it is the common goal of SCFC and the Federal Reserve Bank of Richmond (the "Reserve Bank") to maintain the financial soundness of SCFC so that SCFC may serve as a source of strength to the Bank;

WHEREAS, SCFC and the Reserve Bank have mutually agreed to enter into this Written Agreement (the "Agreement"); and

WHEREAS, on June 22, 2011, the board of directors of SCFC, at a duly constituted meeting, adopted a resolution authorizing and directing F. Scott Bauer to enter into this Agreement on behalf of SCFC, and consenting to compliance with each and every provision of this Agreement by SCFC and its institution-affiliated parties, as defined in sections 3(u) and

8(b)(3) of the Federal Deposit Insurance Act, as amended (the "FDI Act") (12 U.S.C. §§ 1813(u) and 1818(b)(3)).

NOW, THEREFORE, SCFC and the Reserve Bank agree as follows:

Source of Strength

1. The board of directors of SCFC shall take appropriate steps to fully utilize SCFC's financial and managerial resources, pursuant to section 225.4 (a) of Regulation Y of the Board of Governors of the Federal Reserve System (the "Board of Governors") (12 C.F.R. § 225.4(a)), to serve as a source of strength to the Bank, including, but not limited to, taking steps to ensure that the Bank complies with the Consent Order issued by the Federal Deposit Insurance Corporation ("FDIC") on February 25, 2011, and any other supervisory action taken by the Bank's federal or state regulator.

Dividends and Distributions

2. (a) SCFC shall not declare or pay any dividends without the prior written approval of the Reserve Bank and the Director of the Division of Banking Supervision and Regulation of the Board of Governors (the "Director").

(b) SCFC shall not directly or indirectly take dividends or any other form of payment representing a reduction in capital from the Bank without the prior written approval of the Reserve Bank.

(c) SCFC and its nonbank subsidiaries shall not make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities without the prior written approval of the Reserve Bank and the Director.

(d) All requests for prior approval shall be received by the Reserve Bank at least 30 days prior to the proposed dividend declaration date, proposed distribution on

subordinated debentures, and required notice of deferral on trust preferred securities. All requests shall contain, at a minimum, current and projected information on SCFC's capital, earnings, and cash flow; the Bank's capital, asset quality, earnings, and allowance for loan and lease losses; and identification of the sources of funds for the proposed payment or distribution. For requests to declare or pay dividends, SCFC must also demonstrate that the requested declaration or payment of dividends is consistent with the Board of Governors' Policy Statement on the Payment of Cash Dividends by State Member Banks and Bank Holding Companies, dated November 14, 1985 (Federal Reserve Regulatory Service, 4-877 at page 4-323).

Capital Plan

3. Within 60 days of this Agreement, SCFC shall submit to the Reserve Bank an acceptable written plan to maintain sufficient capital at SCFC on a consolidated basis. The plan shall, at a minimum, address, consider, and include:

(a) The consolidated organization's and the Bank's current and future capital requirements, including compliance with the Capital Adequacy Guidelines for Bank Holding Companies: Risk-Based Measure and Tier 1 Leverage Measure, Appendices A and D of Regulation Y of the Board of Governors (12 C.F.R. Part 225, App. A and D) and the applicable capital adequacy guidelines for the Bank issued by the Bank's federal regulator;

(b) the adequacy of the Bank's capital, taking into account the volume of classified credits, its risk profile, the adequacy of the allowance for loan and lease losses, current and projected asset growth, and projected earnings;

(c) the source and timing of additional funds necessary to fulfill the consolidated organization's and the Bank's future capital requirements;

(d) supervisory requests for additional capital at the Bank or the requirements of any supervisory action imposed on the Bank by its federal or state regulator; and

(e) the requirements of section 225.4(a) of Regulation Y of the Board of Governors that SCFC serve as a source of strength to the Bank.

4. SCFC shall notify the Reserve Bank, in writing, no more than 30 days after the end of any quarter in which any of SCFC's capital ratios fall below the approved plan's minimum ratios. Together with the notification, SCFC shall submit an acceptable written plan that details the steps that SCFC will take to increase SCFC's capital ratios to or above the approved plan's minimums.

Debt and Stock Redemption

5. (a) SCFC and its nonbank subsidiaries shall not, directly or indirectly, incur, increase, or guarantee any debt without the prior written approval of the Reserve Bank. All requests for prior written approval shall contain, but not be limited to, a statement regarding the purpose of the debt, the terms of the debt, and the planned source(s) for debt repayment, and an analysis of the cash flow resources available to meet such debt repayment.

(b) SCFC shall not, directly or indirectly, purchase or redeem any shares of its stock without the prior written approval of the Reserve Bank.

Cash Flow Projections

6. Within 60 days of this Agreement, SCFC shall submit to the Reserve Bank a written statement of its planned sources and uses of cash for debt service, operating expenses, and other purposes ("Cash Flow Projection") for the remainder of 2011. SCFC shall submit to the Reserve Bank a Cash Flow Projection for each calendar year subsequent to 2011 at least one month prior to the beginning of that calendar year.

Compliance with Laws and Regulations

7. (a) In appointing any new director or senior executive officer, or changing the responsibilities of any senior executive officer so that the officer would assume a different senior executive officer position, SCFC shall comply with the notice provisions of section 32 of the FDI Act (12 U.S.C. § 1831i) and Subpart H of Regulation Y of the Board of Governors (12 C.F.R. §§ 225.71 *et seq.*).

(b) SCFC shall comply with the restrictions on indemnification and severance payments of section 18(k) of the FDI Act (12 U.S.C. § 1828(k)) and Part 359 of the FDIC's regulations (12 C.F.R. Part 359).

Approval and Implementation of Plans

8. (a) SCFC shall submit written plans that are acceptable to the Reserve Bank within the applicable time periods set forth in paragraphs 3 and 4.

(b) Within 10 days of approval by the Reserve Bank, SCFC shall adopt the approved plans. Upon adoption, SCFC shall promptly implement the approved plans, and thereafter fully comply with them.

(c) During the term of this Agreement, the approved plans shall not be amended or rescinded without the prior written approval of the Reserve Bank.

Progress Reports

9. Within 30 days after the end of each calendar quarter following the date of this Agreement, the board of directors shall submit to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of this Agreement and the results thereof, and a parent company only balance sheet, income statement, and, as applicable, report of changes in stockholders' equity.

Communications

10. All communications regarding this Agreement shall be sent to:

(a) Ms. Joan T. Garton
Vice President
Federal Reserve Bank of Richmond
P.O. Box 27622
Richmond, Virginia 23261-7622

(b) Mr. F. Scott Bauer
Chairman of the Board and Chief Executive Officer
Southern Community Financial Corporation
P.O. Box 26134
Winston-Salem, North Carolina 27114-6134

Miscellaneous

11. Notwithstanding any provision of this Agreement, the Reserve Bank may, in its sole discretion, grant written extensions of time to SCFC to comply with any provision of this Agreement.

12. The provisions of this Agreement shall be binding upon SCFC and its institution-affiliated parties, in their capacities as such, and their successors and assigns.

13. Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Reserve Bank.

14. The provisions of this Agreement shall not bar, estop, or otherwise prevent the Board of Governors, the Reserve Bank, or any other federal or state agency from taking any other action affecting SCFC, the Bank, the nonbank subsidiaries of SCFC, or any of their current or former institution-affiliated parties and their successors and assigns.

15. Pursuant to section 50 of the FDI Act (12 U.S.C. § 1831aa), this Agreement is enforceable by the Board of Governors under section 8 of the FDI Act (12 U.S.C. § 1818).

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the ____ day of ________________, 2011.

SOUTHERN COMMUNITY FINANCIAL CORPORATION

By: ______________________
F. Scott Bauer
Chairman of the Board and Chief Executive Officer

FEDERAL RESERVE BANK OF RICHMOND

By: ______________________
Joan T. Garton
Vice President

CERTIFICATE OF RESOLUTION AUTHORIZING
EXECUTION OF A WRITTEN AGREEMENT

I, Elizabeth H. Prince, do hereby certify that I am Secretary of Southern Community Financial Corporation, of Winston-Salem, North Carolina, (the "Corporation"); that set forth below is a true and correct copy of a resolution adopted at a meeting of the board of directors of the Corporation duly called, convened and held on June 22nd, 2011 in accordance with its bylaws; that said resolution was duly adopted at said meeting and has not in any way been modified, repealed or rescinded but is in full force and effect; and that all the directors of the Corporation have duly ratified and affirmed said resolution in the form set forth below.

Resolved, that F. Scott Bauer be and hereby is, authorized and directed to execute on behalf of the Corporation the Written Agreement, Docket No. 11-076-WA/RB-HC, (the "Agreement"), by and between the Corporation and the Federal Reserve Bank of Richmond, said Agreement to be executed in the form presented to and approved at this meeting.

Further resolved, that the Corporation shall take such steps as are necessary to ensure compliance by the directors, officers, agents and employees of the Corporation with each and every provision of the Agreement.

Further resolved, that the Corporation hereby waives any and all procedural requirements and statutorily required notices of the Board of Governors of the Federal Reserve System in connection with this Agreement, with the exception of any notice of default under the Agreement.

Witness my hand and the seal of the Corporation this 22nd, day of June, 2011.

Elizabeth H. Prince, Secretary
Southern Community Financial Corporation

(Seal)